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                                                             NASDAQ/NM -- "TEAM"



FOR IMMEDIATE RELEASE, Thursday, August 14, 2003



TECHTEAM GLOBAL REPORTS SECOND QUARTER 2003 LOSS OF
$1.42 MILLION, OR $.14 PER DILUTED SHARE

         o Company takes non-cash, pre-tax charges to earnings of $1.32 million, principally for write-downs to leasing inventories

         o Core services revenues grow 9.5% year-over-year and 2.5% sequentially

         o        Cash flow from operations $2.93 million for the quarter

         o Company repurchases one million of its common shares in the open market

         o Cash balance stands at $46.4 million, or $4.38 per diluted share


SOUTHFIELD, MICHIGAN, August 14, 2003...TECHTEAM GLOBAL, INC., (Nasdaq: TEAM), a global provider of information technology and business process outsourcing support services, today reported a net loss of $1.42 million, or $.14 per diluted share, for the three months ended June 30, 2003. Earnings for the same period in 2002 were $418,000, or $.04 per diluted share.

The Company's earnings performance for the second quarter of 2003 also represented a sequential decline from its earnings for the first quarter of 2003, which were $59,000, or $.01 per diluted share.

Revenues from corporate help desk services grew 15.0% to $16.5 million for the quarter ended June 30, 2003, an increase from $14.3 million for the same period in 2002 and a sequential increase of 2.8% from the first quarter of 2003. Revenues from all corporate services grew to $21.3 million in the second quarter, an increase of 9.5% from $19.4 million for the second quarter of 2002 and a sequential increase of 2.5% from the first quarter of 2003.

For the three months ended June 30, 2003, gross profit from corporate services was $4.38 million, or 20.6% of sales. Selling, general, and administrative expense was $4.93 million, or 22.5% of the Company's total revenue of $21.9 million.

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Commenting on the Company's financial performance, William F. Coyro, Jr.,
TechTeam Global's President and Chief Executive Officer, stated, "Clearly we are disappointed with our second quarter earnings performance. However, given the unprecedented deterioration in the secondary market for computer equipment, we thought it prudent to significantly increase our leasing inventory reserves, which we did by taking non-cash charges of $1.05 million for the quarter." Coyro continued, "As part of a continuing series of actions we have taken to better position the Company to compete during the current sustained period of weakness in the global economy, we implemented additional measures during the quarter to further reduce overhead expenses and lower our costs of delivering service to our customers. These actions included the elimination of 36 employee positions, for which the Company incurred $225,000 in severance costs during the quarter, and the successful renegotiation of the office lease for our Southfield, Michigan headquarters location, which will reduce the Company's rental expense by $550,000 annually beginning July 1, 2003."

Coyro added, "We are encouraged by the substantial growth we delivered in our core corporate services business segment during the second quarter. Revenue from help desk services grew 15.0% year-over-year. This growth came as the result of our signing several new customer contracts and in spite of tremendous downward pricing pressures from our largest customers. However, our earnings were adversely affected during the quarter as we incurred substantial start-up costs related to the launch of this new business activity. Nevertheless, we delivered $2.93 million in positive cash flow from operating activities during the second quarter."

Coyro concluded, "TechTeam continues to enjoy an extremely strong balance sheet with $46.4 million in cash reserves and virtually no debt as of June 30, 2003. The Company repurchased one million of its common shares during the second quarter at an average cost of $6.26 per share. As of June 30, the Company had $4.38 per share in cash, cash equivalents and securities available for sale, and the book value of shareholders' equity was $6.31 per share. We continue to benefit from our industry-leading position of financial strength and are encouraged by the significant amount of new business we have obtained so far in 2003. TechTeam remains focused on delivering the best overall value proposition in our industry: the best combination of quality, price, focus, and flexibility."

Significant components of TechTeam's second quarter 2003 performance include:

o Total revenues were $21.9 million for the three months ended June 30, 2003, the same amount as reported for the second quarter of 2002. Revenues from leasing operations were $660,000 in the second quarter of 2003, a decrease from $2.48 million from the second quarter of 2002.

o Revenues from our European operations increased 70.8% to $6.47 million for the three months ended June 30, 2003 from $3.79 million for the comparable period in 2002. This also represented growth of 14.2% from revenues of $5.67 million reported for the three months ended March 31, 2003.



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o        Selling, general, and administrative ("SG&A") expense was $4.93 million for the three months ended June 30, 2003, an increase of 11.2% from the $4.43 million of SG&A expense reported for the comparable period in 2002. This increase was largely due to higher selling expense resulting from the addition of several sales personnel, severance costs incurred, increased professional services, employee payroll, and payroll tax expenses related to start-up operations for the new business activities described above.

o Operating loss was $2.21 million for the three months ended June 30, 2003, a decrease from the $511,000 in operating income reported for the comparable period in 2002. This decline was due to the combined effects of a significant write-down in the value of the Company's leasing inventory and other related charges, reduced gross margin performance in the Company's core business, and increased SG&A expense. The non-cash, pre-tax charge to earnings of $1.32 million was composed of $1.05 million in charges related the Company's leasing business and $267,000 related to the write-down of the value of two notes receivable due the Company.

o Cash provided by operating activities was $2.93 million for the three months ended June 30, 2003. Free cash flow (cash flow from operations less capital expenditures) was $1.37 million for the period.

o For the three months ended June 30, 2003, earnings before interest, taxes, depreciation, and amortization expense ("EBITDA") was $658,000. Excluding the results of the Company's leasing operations, EBITDA for the second quarter of 2003 was $1.62 million. The investment community considers EBITDA an important "non-GAAP" measure of the Company's financial performance. EBITDA presents information on earnings that may be more comparable to companies with different finance structures, capital investments, or capitalization and depreciation policies. The most closely related GAAP measure is operating income. Some financial analysts also use EBITDA to assist in the determination of a company's possible market valuation.

o The Company repurchased an aggregate of 1,000,978 of its common shares for a total cost of $6,268,774, or an average of $6.26 per share (inclusive of sales commissions paid), during the period May 13, 2003 through June 30, 2003, including trades that actually settled subsequent to June 30, 2003 (which represented 100,000 of the 1,000,978 shares repurchased).

o Total debt continued to decline during the second quarter, from $503,000 as of March 31, 2003 to $431,000 at June 30, 2003.

o Total cash, cash equivalents, and securities available for sale was $46.4 million as of June 30, 2003. This represented $4.38 in cash, cash equivalents and securities per diluted share as of the end of the second quarter.

o Total shareholders' equity decreased to $66.8 million as of June 30, 2003 from $73.7 million at March 31, 2003, principally as the result of the Company's purchases of its own common shares. The Company's net book value declined from $6.79 per diluted share at March 31, 2003 to $6.31 per diluted share at June 30, 2003.


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o        For the three months ended June 30, 2003, the basic weighted number of common shares and common share equivalents outstanding was 10,491,921. Diluted shares outstanding were 10,633,625. For purposes of reporting diluted earnings per share and the other per-share metrics reported above for the quarter ended June 30, 2003, the diluted shares outstanding figure used was the same as the basic shares outstanding, as the use of the higher, diluted shares number would have been anti-dilutive.

Separately, the Company also announced that it is updating the financial guidance for the year ending December 31, 2003 that it had previously provided in a statement released May 30, 2003. Based upon the significant economic uncertainties facing our industry for at least the balance of this year, the Company's decision to accelerate its exit from the leasing business, and unexpected delays related to the closing of its previously announced intent to acquire a Malaysian-based call center company, the Company does not believe it has sufficient visibility to provide an updated full-year earnings estimate for the Company at this time, but is able to confirm that the previously provided forecast now appears somewhat optimistic and is unlikely to be realized. However, based on the significant revenue growth the Company has continued to deliver in its non-leasing services product lines, the Company affirms its previously stated non-leasing revenue forecast of between $90 and 95 million for the year ending December 31, 2003.

TECHTEAM GLOBAL, INC. will host an investor teleconference to discuss its second quarter 2003 results at 10:00 a.m. Eastern Daylight Time (EDT), on Thursday, August 14, 2003.

To access a simultaneous Webcast of the teleconference, go to the TechTeam Global Web site at www.techteam.com/press and click on the Webcast icon. From this site, you can download the necessary software and listen to the teleconference. TechTeam encourages you to review the site before the teleconference to ensure that your computer is configured properly.

A taped replay of the call will be available beginning at approximately noon EDT, Thursday, August 14. This toll-free replay will be available until noon EDT, Thursday, August 21, 2003.

To listen to the teleconference replay, call 800-633-8284. (Outside the United States, call 402-977-9140.) When prompted, enter the TechTeam reservation number: 21155342.

TECHTEAM GLOBAL, INC. is a global provider of information technology and business process outsourcing services. The Company's ability to integrate computer services into a flexible, total single point of contact solution is a key element of its success. Partnerships with some of the world's "best-in-class" corporations provide TechTeam with unparalleled experience and expertise in providing the following IT support solutions: help desk/call center services, technical staffing, professional services/systems integration, and training programs. For information about TechTeam Global, Inc. and its outstanding services call 1-800-522-4451.



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SAFE HARBOR STATEMENT

The statements contained in this press release that are not purely historical, including statements regarding the Company's expectations, hopes, beliefs, intentions, or strategies regarding the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding, among other things, the growth of the Company's core business, revenue, and earnings performance going forward, management of overhead expenses, productivity, and operating expenses. Forward-looking statements may be identified by words including, but not limited to, "anticipates," "believes," "intends," "estimates," "promises," "expects," "should," "conditioned upon," and similar expressions. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Such factors include, but are not limited to, the award or loss of significant client assignments, timing of contracts, recruiting and new business solicitation efforts, the market's acceptance of and demand for the Company's offerings, competition, unforeseen expenses, the continuing difficult market for information technology outsourcing services, the Company's exit from the leasing business, demands upon and consumption of the Company's cash and cash equivalent resources or changes in the Company's access to working capital, changes in the quantity of the Company's common stock outstanding, regulatory changes and other factors affecting the financial constraints on the Company's clients, economic factors specific to the automotive industry, general economic conditions, unforeseen disruptions in transportation, communications or other infrastructure components, unforeseen or unplanned delays in the Company's ability to consummate acquisitions, and the Company's ability to successfully integrate acquisitions on a timely basis. All forward-looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks described from time to time in the Company's Reports on Forms 8-K, 10-Q and 10-K filed with the United States Securities and Exchange Commission.





                   FINANCIAL TABLES TO FOLLOW ON THE NEXT PAGE


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                                 FINANCIAL DATA

                              TECHTEAM GLOBAL, INC.

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                      (In thousands, except per share data)

                                    THREE MONTHS ENDED JUNE 30,                  SIX MONTHS ENDED JUNE 30,
                              -------------------------------------      ----------------------------------------
                                                                %                                            %
                                 2003          2002          CHANGE         2003           2002            CHANGE
                              ---------     ---------        ------      ---------      ---------          ------
REVENUES
   Corporate services         $  21,256     $  19,421           9.5%      $  41,987      $  39,159           7.2%
   Leasing operations               660         2,481         -73.4%          1,692          5,690         -70.3%
                              ---------     ---------                     ---------      ---------
TOTAL REVENUES                   21,916        21,902           0.1%         43,679         44,849          -2.6%
   Cost of services              18,857        16,732          12.7%         35,961         34,525           4.2%
                              ---------     ---------                     ---------      ---------
GROSS PROFIT                      3,059         5,170         -40.8%          7,718         10,324         -25.2%
   Other expenses                 5,272         4,659          13.1%          9,927          8,774          13.1%
                              ---------     ---------                     ---------      ---------
OPERATING INCOME (LOSS)
                                 (2,213)          511                        (2,209)         1,550
   Net other income                 589           255                           850            390
                              ---------     ---------                     ---------      ---------
INCOME (LOSS) BEFORE
   INCOME TAXES
                                 (1,624)          766                        (1,359)         1,940
INCOME TAX PROVISION
   (CREDIT)                        (200)          348                             6            880
CUMULATIVE EFFECT OF
   ACCOUNTING CHANGE
                                     --            --                            --          1,123
                              ---------     ---------                     ---------      ---------
NET INCOME (LOSS)             $  (1,424)    $     418                     $  (1,365)     $     (63)
                              =========     =========                     =========      =========
BASIC AND DILUTED
   EARNINGS (LOSS) PER
   SHARE                      $    (.14)    $     .04                     $    (.13)     $    (.01)
                              =========     =========                     =========      =========
Basic weighted average
   common shares
   outstanding                   10,492        10,941          -4.1%         10,593         10,922          -3.0%
Diluted weighted average
   common shares
   outstanding                   10,492        11,247          -6.7%         10,593         11,104          -4.6%

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           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                 (In thousands)

                                    THREE MONTHS ENDED JUNE 30,                  SIX MONTHS ENDED JUNE 30,
                              --------------------------------------      ---------------------------------------
                                                                %                                           %
                                 2003          2002           CHANGE         2003          2002           CHANGE
                              ---------     ---------         ------      ---------      ---------        -------
EBITDA(1)                     $     658     $   3,527         -81.3%      $   2,354      $   8,313         -71.7%
EBITDA EXCLUDING LEASING
   OPERATIONS(2)              $   1,616     $   1,354          19.4%      $   2,801      $   3,175         -11.8%

(1)RECONCILIATION OF NET
   INCOME TO EBITDA
   Net income (loss)          $  (1,424)    $     418                     $  (1,365)     $     (63)
   Net interest income              278           255           9.0%            487            389          25.2%
   Net income tax
   provision (credit)              (200)          348                             6            880         -99.3%
   Depreciation and
   amortization                   1,510         3,016         -49.9%          3,150          7,885         -60.1%
   Increase in leasing
   business reserves              1,050            --                         1,050             --
                              ---------     ---------                     ---------      ---------
EBITDA                        $     658     $   3,527         -81.3%      $   2,354      $   8,313         -71.7%
                              ---------     ---------                     ---------      ---------

(2)RECONCILIATION OF
   EBITDA TO EBITDA
   EXCLUDING LEASING
   OPERATIONS
   EBITDA                     $     658     $   3,527         -81.3%      $   2,354      $   8,313         -71.7%
   Operating income
   (loss) of leasing
   business                      (1,319)          245                        (1,349)           479
   Depreciation and
   amortization of
   leasing business                 361         1,928         -81.3%            902          4,659         -80.6%
                              ---------     ---------                     ---------      ---------
EBITDA EXCLUDING LEASING
   OPERATIONS
                              $   1,616     $   1,354          19.4%      $   2,801      $   3,175         -11.8%
                              ---------     ---------                     ---------      ---------

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       CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

                                 (In thousands)

                                                           JUNE 30,             DECEMBER 31,                 %
                                                            2003                  2002                    CHANGE
                                                         ------------           ------------              ------
CURRENT ASSETS
   Cash and cash equivalents                             $     40,562           $     39,435                 2.9%
   Securities available for sale                                5,806                  6,492               -10.6%
   Accounts receivable, less reserves                          20,118                 17,234                16.7%
   Other current assets                                         3,291                  4,951               -33.5%
                                                         ------------           ------------
TOTAL CURRENT ASSETS                                           69,777                 68,112                 2.4%
PROPERTY, EQUIPMENT, AND
   PURCHASED SOFTWARE
   Computer equipment and office furniture                     19,673                 18,169                 8.3%
   Purchased software                                           9,943                  9,435                 5.4%
   Leasehold improvements                                       4,177                  3,531                18.3%
   Transportation equipment                                       226                    273               -17.2%
                                                         ------------           ------------
                                                               34,019                 31,408                 8.3%
   Less -- accumulated
     depreciation and amortization                             24,714                 22,768                 8.5%
                                                         ------------           ------------
                                                                9,305                  8,640                 7.7%
OTHER ASSETS
   Assets of leasing operations,
     net of amortization and less reserves                      1,471                  3,489               -57.8%
   Intangibles, less accumulated amortization                   1,035                  1,432               -27.7%
   Other                                                          128                    191               -33.0%
                                                         ------------           ------------
                                                                2,634                  5,112               -48.5%
                                                         ------------           ------------
TOTAL ASSETS                                             $     81,716           $     81,864                -0.2%
                                                         ============           ============
CURRENT LIABILITIES
   Accounts payable                                      $      3,257           $      1,639                98.7%
   Accrued payroll, related taxes,                              3,179                  3,187                -0.3%
     and withholdings
   Current portion of notes payable                               340                    492               -30.9%
   Other current liabilities                                    2,586                  2,114                22.3%
                                                         ------------           ------------
                                                                9,362                  7,432                26.0%
LONG-TERM LIABILITIES                                             565                  1,112               -49.2%
REDEEMABLE PREFERRED STOCK                                      5,000                     --
SHAREHOLDERS' EQUITY
   Common stock                                                   170                    169                 0.6%
   Additional paid-in capital                                 109,537                109,482                 0.1%
   Retained earnings (accumulated deficit)                       (250)                 1,114              -122.4%
   Accumulated other comprehensive gain
     -- foreign currency translation adjustment                   519                    156               232.7%
                                                         ------------           ------------
                                                              109,976                110,921                -0.9%
   Less -- treasury stock                                      43,187                 37,601                14.9%
                                                         ------------           ------------
Total shareholders' equity                                     66,789                 73,320                -8.9%
                                                         ------------           ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY               $     81,716           $     81,864                -0.2%
                                                         ============           ============                 ===

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           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                 (In thousands)

                                                                              SIX MONTHS ENDED JUNE 30,
                                                                        ------------------------------------
                                                                            2003                    2002
                                                                        ------------            ------------
OPERATING ACTIVITIES
   Income (loss) before cumulative effect of
     accounting change                                                  $     (1,365)           $      1,060
   Adjustments to reconcile to net cash provided
     by operating activities
     Depreciation & amortization                                               3,150                   6,763
     Increase in leasing business reserves                                     1,050                      --
     Other adjustments                                                          (785)                 (1,661)
                                                                        ------------            ------------
Net cash provided by operating activities                                      2,050                   6,162
                                                                        ------------            ------------
INVESTING ACTIVITIES
   Purchase of property, equipment, and software, net                         (2,548)                 (2,315)
   Disposal of leased equipment                                                1,251                   2,713
   Sale of marketable securities                                                 686                   1,640
   Other adjustments                                                             195                      61
                                                                        ------------            ------------
Net cash provided by investing activities                                       (416)                  2,099
                                                                        ------------            ------------
FINANCING ACTIVITIES
   Purchase of Company common stock                                           (5,628)                     --
   Proceeds from issuance of Preferred Stock, net                              4,817                      --
   Payments on notes payable, net                                               (266)                 (2,885)
   Proceeds from issuance of Company stock                                       207                     326
   Other                                                                         363                     295
                                                                        ------------            ------------
Net cash used in financing activities                                           (507)                 (2,264)
                                                                        ------------            ------------
Increase in cash and cash equivalents                                          1,127                   5,997
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                              39,435                  30,251
                                                                        ------------            ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                              $     40,562            $     36,248

                                       ###

CONTACTS:

TECHTEAM GLOBAL, INC.                               TECHTEAM GLOBAL, INC.
William F. Coyro, Jr.                               David W. Morgan
President & Chief Executive Officer                 Vice President, Treasurer, &
(248) 357-2866                                      Chief Financial Officer
wcoyro@techteam.com                                 (248) 357-2866
                                                    dmorgan@techteam.com